Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	May 31, 2003
Payment Date	Jun 16, 2003

Calculation of Interest Expense

Index (LIBOR)	1.310000%
Accrual end date, accrual beginning date and days in Interest Period	Jun 16, 2003	May 15, 2003	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	108,568,250	23,311,904	30,000,000	19,000,000	14,000,000	17,046,246
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.490000%	1.600000%	1.710000%	1.960000%	2.310000%
Interest/Yield Payable on the Principal Balance	143,793	33,155	45,600	33,102	28,747
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	143,793	33,155	45,600	33,102	28,747
Interest/Yield Paid	143,793	33,155	45,600	33,102	28,747

Summary

Beginning Security Balance	108,568,250	23,311,904	30,000,000	19,000,000	14,000,000	17,046,246
Beginning Adjusted Balance	108,568,250	23,311,904	30,000,000	19,000,000	14,000,000
Principal Paid	8,248,465	1,019,732	0	0	0	46,246
Ending Security Balance	100,319,785	22,292,172	30,000,000	19,000,000	14,000,000	17,044,151
Ending Adjusted Balance	100,319,785	22,292,172	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	105,381,176	22,292,172	26,345,294	13,571,063	8,756,991
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,047,029
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,044,151

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1576673	$0.6907231	$0.5066667	$0.5807407	$0.6844445
Principal Paid per $1000	$9.0443698	$21.2444196	$0.0000000	$0.0000000	$0.0000000